UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 12, 2005

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 278-7000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          As reported in a Current Report on Form 8-K filed on February 22, 2005 by The Gymboree Corporation (the “Company”), the management of the Company concluded on February 18, 2005, in connection with a review of its lease accounting practices, that the Company’s previously issued financial statements for the quarters ending May 1, 2004, July 31, 2004 and October 30, 2004 should no longer be relied upon and would be restated.  The Company plans to file amended Quarterly Reports on Forms 10-Q/A for these periods.

          On April 12, 2005, management of the Company, after completion of the review of its lease accounting practices and discussions with the Audit Committee of the Board of Directors, determined that the Company’s annual financial statements for the fiscal years ended January 31, 2004 and February 1, 2003 should also be restated.  As a result, these financial statements and related Independent Registered Public Accountant’s Reports should no longer be relied upon.  The impact of these restatement adjustments will be reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”). These matters were discussed with Deloitte & Touche LLP, the Company’s registered public accounting firm.

Item 8.01	Other Events

          On April 15, 2005, the Company filed a Form 12b-25 with the Securities and Exchange Commission for a 15-day extension of the April 14, 2005 filing deadline for its 2004 Form 10-K.  The 2004 Form 10-K has not yet been completed as a result of the substantial amount of additional work associated with the Company’s review of its lease accounting and the preparation of restatements of its financial statements for the periods discussed above.

          In light of its determination that previously issued annual and quarterly financial statements should be restated as a result of the lease accounting review, management of the Company concluded that a material weakness existed in the Company’s internal control over financial reporting.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: April 15, 2005	By:	/s/ BLAIR W. LAMBERT

Blair W. Lambert
Chief Financial Officer and Chief Operating Officer

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